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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                     --------------------------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported):
                                  July 22, 1998

                                    KTI, INC.
               (Exact name of Registrant as specified in Charter)


        New Jersey                   33-85234                       22-2665282
(State or other juris-             (Commission                    (IRS Employer
diction of incorporation)          File Number)                  Identification
                                                                      Number)


7000 Boulevard East, Guttenberg, New Jersey                           07093
(Address of principal executive office)                             (Zip Code)


Registrant's telephone number including area code-                (201) 854-7777


                                 Not Applicable
         (Former name and former address, as changed since last report)
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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

         On July 22, 1998, KTI, Inc., a New Jersey corporation (the Company or the Registrant) executed definitive documentation in connection with the merger with FCR, Inc. The merger is contingent upon compliance with the Hart Scott Rodino Antitrust Improvement Act and other usual and customary documentation. Donaldson, Lufkin & Jenrette acted as a financial adviser to the Company and issued a fairness opinion. The purchase price consists of: (a) 1,714,285 shares of the Company's common stock; (b) $30,000,000 in cash; and (c) an earnout of up to $30,000,000 to be paid in a combination of cash and stock. The stock to be issued in payment of the earnout, will be valued at the higher of $23 per share or the then market value of such shares, based on the average of closing sale price per share during the ten trading days preceding the payment date, unless the market value is less than $18.00 per share. In such case, the cash component of the earnout price will be increase dollar for dollar of the per share reduction in the market value of such stock below $18.00 per share.

         The necessary notices under the Hart Scott Rodino Antitrust Improvement Act were filed on July 27, 1998 and the related waiting period thereunder to expire on August 27, 1998. It is expected that the merger will be consummated immediately following the expiration of such period.

         FCR is a national waste processing company, owning 26 plants in 12 states. The plants operate in three businesses, material recovery facilities, cellulose insulation and plastic recycling.

         Eighteen of the plants are material recovery facilities, based in 10 states. These plants currently process materials at the rate of 650,000 tons of recyclables per year. The Company's existing material recovery facilities currently process material at the rate of 500,000 tons of recyclables per year.

         Five of the plants are cellulose insulation plants, based in four states. A sixth cellulose insulation plant is under construction. The cellulose insulation plants operate under the name of U.S. Fiber, Inc.

         The plastic recycling business operates three plastic recycling plants. These plants currently process plastic at the rate of 50 million pounds per year. The Company has a subsidiary in the plastic trading and brokerage business, which presently trades plastic at the rate of 40 million pounds per year.

         Paul Garrett, the Chief Executive Officer of FCR will become the Vice Chairman of the Company's Board of Directors. He and two other current FCR Directors will become Directors of the Company.
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ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

(a) Exhibits.

Exhibit Number      Description
--------------      -----------

4.1 Agreement and Plan of Merger dated as of July 22, 1998 by and between KTI, Inc. and FCR, Inc. The exhibits to the Agreement and Plan of Merger do not contain information which is material to an investment decision.

4.2                 Donaldson, Lufkin & Jenrette letter of July 7, 1998.

4.3                 News release dated July 22, 1998
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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                                 KTI, Inc.
                                                 (the Registrant)



Dated:     July 29, 1998                         By: /s/ Martin J. Sergi
                                                     ----------------------
                                                     Name:  Martin J. Sergi
                                                     Title: President
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                                EXHIBIT INDEX
                                -------------



Exhibit Number      Description
--------------      -----------

4.1 Agreement and Plan of Merger dated as of July 22, 1998 by and between KTI, Inc. and FCR, Inc. The exhibits to the Agreement and Plan of Merger do not contain information which is material to an investment decision.

4.2                 Donaldson, Lufkin & Jenrette letter of July 7, 1998.

4.3                 News release dated July 22, 1998